                                     Registration No. 33-53524
____________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       FORM S-8
                                    AMENDMENT NO. 1
                                REGISTRATION STATEMENT
                                         Under
                              THE SECURITIES ACT OF 1933
                          ___________________________________

                                DYNATRONICS CORPORATION
                  (Exact name of issuer as specified in its charter)

       Utah                                                       87-0398434
-----------------------------                                    ------------
(State or other jurisdiction of                                    (I.R.S.
incorporation or organization)                                     employer
                                                              identification
                                                                      no.)

                                7030 Park Centre Drive
                              Salt Lake City, Utah 84121
                       (Address of principal executive offices)

                               DYNATRONICS CORPORATION
                     AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                              (Full title of the plan)

                                             Copy to:
Kelvyn H. Cullimore                          Kevin R. Pinegar
Dynatronics Corporation                      Durham, Evans, Jones & Pinegar
7030 Park Centre Drive                       50 South Main Street, Ste. 850
Salt Lake City, Utah  84121                  Salt Lake City, Utah  84144
(801) 568-7000                               (801) 538-2424
(Name, address and telephone
number, including area code,
of agent for service)


                       CALCULATION OF REGISTRATION FEE

    Title of                                      Proposed Maximum      Proposed Maximum
   Securities               Amount to be           Offering Price          Aggregate                Amount of
to be Registered            Registered              Per Share (1)       Offering Price (1)        Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                500,000                   $1.27               $635,000                   $218.97

(1)  Estimated pursuant to Rule 457(h) for the purpose of
calculating the registration fee.  With respect to the
500,000 shares being registered, for which the exercise
price is not known, the offering price and registration fee
have been calculated on the basis of the average of the bid
and asked price per share reported on the NASDAQ System on
December 27, 1995.
__________________________________________________________

Total of sequentially                Exhibit Index on sequentially
numbered pages: 29                   numbered page: 6

PART I

The Registrant incorporates by reference the prospectus forming a part of the original Registration Statement on Form S-8, File no. 33-53524, effective October 9, 1992, as amended hereby (the "Registration Statement").

PART II

The purpose of this Amendment is to register a total of 500,000 additional shares of the Registrant's Common Stock, no par value, to the shares originally registered under the Registration Statement. The total number of shares of Common Stock available to be issued pursuant to options granted and exercised under the Plan is now 1,000,000. The Amended and Restated Plan also sets forth the formula for awards of options under the Plan to outside directors of the Registrant who form the Committee designated to administer the Plan. The Amended and Restated Plan was approved by the shareholders of the Company at its Annual Meeting of Shareholders on November 28, 1995.

The Registrant hereby incorporates by reference the information contained in the Registration Statement on Form
S-8, as amended hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement
Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on December 28, 1995.

                                     DYNATRONICS CORPORATION



                                     By /s/ Kelvyn H. Cullimore, Jr.
                                     --------------------------------
                                     Kelvyn H. Cullimore, Jr.
                                     President


POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints KELVYN H. CULLIMORE and KELVYN H. CULLIMORE, JR., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf individually and in the capacity stated below, any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to perform any acts necessary to be done in order to file the Registration Statement and any and all amendments thereto and other instruments or documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute, shall lawfully do or cause to be done by virtue hereof.

   Signature                                        Title                   Date



/s/ Kelvyn H. Cullimore                             Chairman of           1/3/96
-----------------------                             the Board
Kelvyn H. Cullimore

/s/ Kelvyn H. Cullimore, Jr.                        President and       12/28/95
----------------------------                        Director
Kelvyn H. Cullimore, Jr.                            (Principal Executive
                                                    Officer)

/s/ Larry K. Beardall                               Director and        12/28/95
---------------------                               Executive Vice
Larry K. Beardall                                   President of Sales
                                                    and Marketing


/s/ Keith E. Turner                                 Treasurer             1/2/96
-------------------                                 (Principal Financial
Keith E. Turner                                     and Accounting
                                                    Officer)

/s/ E. Keith Hansen, M.D.                           Director              1/2/96
-------------------------
E. Keith Hansen, M.D.


/s/ V. LeRoy Hansen                                 Director              1/2/96
-------------------
V. LeRoy Hansen



---------------------                               Director
Edward A. Loeser, M.D.



---------------------                               Director
K. Fred Skousen, PhD.
                                                   Registration No. 33-53524

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8
-------------------------------------------------------------------------------

                                 Registrant:

                           DYNATRONICS CORPORATION
                           7030 Park Centre Drive
                         Salt Lake City, Utah  84121
                               (801) 568-7000
-------------------------------------------------------------------------------

Sequentially
Exhibit No.             Exhibit                                    Numbered Page

4.1     Form of certificate for Dynatronics                              *
        Laser Corporation common stock, no par value, incorporated by reference to Exhibit 3 to Registrant's Registration Statement on
        Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.2     Articles of Incorporation dated April 29, 1982                   *
        incorporated by reference to Exhibit 2
        to Registrant's Registration Statement on
        Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.3     Articles of Amendment dated November 21, 1988.                   *

4.4     Bylaws, incorporated by reference to Exhibit 2                   *
        to Registrant's Registration Statement on
        Form S-1 (Reg. No. 2-85045) filed July 8, 1983.

4.5     Dynatronics Corporation Amended and                              9
        Restated 1992 Stock Option Plan
        effective November 28, 1995.

5       Opinion of Durham, Evans, Jones & Pinegar                       29
        as to the legality of the securities
        being registered (including consent).

24.1    Consent of KPMG Peat Marwick LLP, independent                    8
        certified public accountants.

24.2    Consent of Durham, Evans, Jones & Pinegar                       29
        (included in Exhibit 5).

25      Power of Attorney (included as part of                           4
        Signature Page to the Registration Statement).
_____________________________________________
* Exhibits incorporated herein by reference.